Exhibit 99.1

Cascadian Therapeutics Announces Stockholders and Board of Directors

Approve Reverse Stock Split

SEATTLE, November 23, 2016 – Cascadian Therapeutics, Inc. (NASDAQ:CASC), a clinical-stage biopharmaceutical company, today announced that at a special meeting held on November 18, 2016, stockholders voted to approve a proposal authorizing the board of directors of the Company to effect a reverse stock split of the Company’s outstanding common shares at a ratio of 1-for-6, and a reduction in the number of authorized shares of common stock from 200.0 million shares to 66.7 million shares. The Company believes the change in authorized shares will provide sufficient capacity to support the its programs. Cascadian’s board of directors had previously directed that the proposal be submitted to the stockholders for approval and has subsequently determined that the reverse stock split will take effect on November 29, 2016. Beginning at the opening of trading on November 29, 2016, the Company’s common stock will trade on a split-adjusted basis.

“We appreciate the support of our stockholders in granting our board the authority to effect a reverse split that was set in motion several weeks ago,” said Scott Myers, President and CEO of Cascadian Therapeutics. “As we are focused on driving the late-stage development of tucatinib (ONT-380) for HER2-positive metastatic breast cancer, with and without brain metastases, the execution of a reverse stock split supports a per share valuation for Cascadian that is more in line with our peers. We believe this action will make our stock more attractive to a wider range of institutional investors, benefiting all stockholders.”

Upon the effectiveness of the reverse stock split, every six shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock.

At the market open on November 29, 2016, the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “CASC,” but will be assigned a new CUSIP number (14740B 606) and will trade on a split-adjusted basis.

Computershare, the Company’s transfer agent, will provide instructions to registered stockholders regarding the process for exchanging their stock certificates. Stockholders holding their shares in street name do not need to take any action. Additional information regarding the reverse stock split approved by stockholders can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 14, 2016.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative product candidates for the treatment of cancer. The lead product candidate, tucatinib, also known as ONT-380, is an oral, selective small molecule HER2 inhibitor. Preliminary results from two ongoing Phase 1b studies of tucatinib in combination showed promising systemic activity, a favorable safety profile and encouraging activity against brain metastases. Cascadian Therapeutics is conducting a randomized, double-blind, placebo-controlled Phase 2 study called HER2CLIMB. The study is evaluating tucatinib versus placebo in combination with capecitabine and trastuzumab in late stage HER2+ breast cancer patients, with and without brain metastases, who have previously been treated with a taxane, trastuzumab, pertuzumab and T-DM1. Additional details can be found at www.clinicaltrials.gov (Identifier: NCT02614794) or www.HER2CLIMB.com. For more information and to sign up for email alerts or RSS feeds, please visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding the proposed reverse stock split and reduction in authorized capital.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Source: Cascadian Therapeutics, Inc.

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Contacts:

Monique Greer

Cascadian Therapeutics, Inc.

206-801-2107

mgreer@cascadianrx.com